As filed with the Securities and Exchange Commission on September 2, 2005.
Registration Nos. 333-117732, 333-106930, 333-61156, 333-38514, 333-53973, 333-08118, 33-59165, 33-52197, 33-50777, 33-51756, 2-89417, 2-80184 and 2-76167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
POST-EFFECTIVE AMENDMENTS TO
FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933
STORAGE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0593263 (I.R.S. Employer Identification No.)
One StorageTek Drive
Louisville, Colorado 80028-4309
(303) 673-5151
(Address, including zip code, and telephone
number, including area code, of registrant’s principal
executive offices)
2004 Long Term Incentive Plan
1987 Employee Stock Purchase Plan
Storage Technology Corporation Deferred Compensation Plan
Amended and Restated 1995 Equity Participation Plan
Stock Option Plan for Non-Employee Directors
NSC and Vitalink Stock Option Plans
1993 Non-Statutory Stock Option Plan
Amperif Corporation Stock Option Plans
1987 Employee Stock Option Plan
1984 Employee Stock Option Plan
1982 Employee Stock Purchase Plan
1981 Incentive Stock Option Plan
(Full Title of the plans)
Irma Villareal
Assistant Secretary
Storage Technology Corporation
One StorageTek Drive
Louisville, Colorado 80028-4309
(303) 673-5151
(Name, address, including zip code, and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Proposed
Title of securities	Amount to be	maximum offering	Proposed maximum	Amount of
to be registered	registered	price per share	aggregate offering price	registration fee
N/A	N/A	N/A	N/A	N/A

*	No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 333-117732, 333-106930, 333-61156, 333-38514, 333-53973, 333-08118, 33-59165, 33-52197, 33-50777, 33-51756, 2-89417, 2-80184, and 2-76167. Therefore, no further registration fee is required.

Termination of Registration
Registration Statement Nos. 333-117732, 333-106930, 333-61156, 333-38514, 333-53973, 333-08118, 33-59165, 33-52197, 33-50777, 33-51756, 2-89417, 2-80184, and 2-76167 (collectively, the “Registration Statements”) covered shares of common stock, par value $.10 per share (“Common Stock”), of Storage Technology Corporation (“StorageTek”), a Delaware corporation, issuable by StorageTek pursuant to the following plans on a delayed or continuous basis: 2004 Long Term Incentive Plan; 1987 Employee Stock Purchase Plan; Storage Technology Corporation Deferred Compensation Plan; Amended and Restated 1995 Equity Participation Plan; Stock Option Plan for Non-Employee Directors; NSC and Vitalink Stock Option Plans; 1993 Non-Statutory Stock Option Plan; Amperif Corporation Stock Option Plans; 1987 Employee Stock Option Plan; 1984 Employee Stock Option Plan; 1982 Employee Stock Purchase Plan; and 1981 Incentive Stock Option Plan.
On August 31, 2005, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 2, 2005, among Sun Microsystems, Inc. (“Sun”), Stanford Acquisition Corporation (“Merger Sub”) and StorageTek, Merger Sub was merged into StorageTek (the “Merger”), with StorageTek as the surviving corporation and a direct wholly-owned subsidiary of Sun. In connection with the Merger, StorageTek has filed a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Common Stock.
Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”) and the undertaking contained in the Registration Statements under the Act, StorageTek hereby removes from registration the shares of Common Stock that remain unsold as of the date hereof under Registration Nos. 333-53973, 333-08118, 33-59165, 33-52197, 33-50777, 33-51756, 2-89417, 2-80184, and 2-76167. Additionally, StorageTek will not issue the shares of Common Stock that remain unsold as of the date hereof under Registration Statement Nos. 333-117732, 333-106930, 333-61156 and 333-38514.

SIGNATURES
THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California on September 2, 2005.
STORAGE TECHNOLOGY CORPORATION

By:	/s/ Brian M. Martin Brian M. Martin (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons and in the capacities indicated on September 2, 2005.

Signature	Title
/s/ Brian M. Martin Brian M. Martin	Director and President (Principal Executive Officer)	September 2, 2005
/s/ Bret C. Schaefer Bret C. Schaefer	Director and Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	September 2, 2005